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                                                                   Exhibit 10.41

December 12, 2001

Bruce Byrnes
3 Deerfoot Lane
New City, NY  10956

         Re: Retention Bonus

Dear Bruce:

         As I discussed with you on December 10, 2001, PXRE Reinsurance Company (the "Company") has agreed to pay the following retention bonus (the "Rentention Bonus") to you:

                  Bonus Amount                       Bonus Payment Date
                  ------------                       -------------------
                  $82,500                            January 31, 2002
                  $82,500                            January 31, 2003


         As a condition to the payment of each portion of the Bonus Amount, you must be in the continuous employ of the Company or its affiliates between now and each Bonus Payment Date in order to receive the Bonus Amount payable on such date.

         The Company and any affiliate reserves the right to terminate your employment with the Company or any affiliate at any time for any reason and no contract or right to continued employment shall be implied by this letter agreement.

         This letter agreement: (a) shall be in binding upon and inure to the benefit of any successor of the Company; (b) shall be governed by the laws of the State of New York and any applicable laws of the United States; and (c) may not be amended except in writing.



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         To confirm your acceptance of the foregoing, please sign and return one copy of this letter agreement to Linda Clauser.

                              PXRE REINSURANCE COMPANY



                              By /s/ Gerald L. Radke
                                 ---------------------------------
                                 Gerald L. Radke
                                 Chairman, President, & Chief
                                 Executive Officer




AGREED: /s/ Bruce Byrnes
        -----------------------------


Date:       12/12/01
     --------------------------------